AMENDMENT AGREEMENT

This Amendment Agreement dated as of February 6, 2020 is made by and among UNITY BANK, a New Jersey state bank with its principal place of business located at 64 Old Highway 22, Clinton, New Jersey 08809 (the “Bank”), UNITY BANCORP, INC., a New Jersey corporation and holding company of the Bank with its principal place of business located at 64 Old Highway 22, Clinton, New Jersey 08809 (“Unity”, and collectively with the Bank, the “Employer”), and [________________], an individual (“the Executive”)

WHEREAS, the Employer and the Executive are a party to that certain Amended and Restated Employment Agreement dated as of September 18, 2017 (the “Original Agreement”);

WHEREAS, the Employer and the Executive agree to amend the Original Agreement so as to modify the termination provisions.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and the covenants, agreements, representations and warranties set forth herein, the parties agree as follows:

Section 1.    Definitions. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings set forth in the Original Agreement.

Section 2.    Amendment to Original Agreement.

(a)    Section 5 of the Original Agreement shall be amended and restated in its entirety to read as follows:

5.    Term.

(a)    The term of this Agreement shall be three (3) years, commencing upon the date hereof and continuing until the third anniversary hereof; provided, however, that on a daily basis, one additional day shall be added to the term of this Agreement, so that the remaining term shall always be three (3) years, unless either the Executive or Employer shall have provided the other with written notice of its intention to cease extending the term of this Agreement. Notwithstanding the preceding sentence, but subject to Paragraph (b) below, the terms of this Agreement shall immediately end, and Executive shall thereafter become an employee at will, upon: (i) the Bank or Unity entering into a Memorandum of Understanding with the Federal Deposit Insurance Corporation (“FDIC”) or the New Jersey Department of Banking and Insurance (“NJDBI”); (ii) a cease-and-desist order being issued with respect to the Bank or Unity by the FDIC or the NJDBI; or (iii) the receipt by either the Bank or Unity of any notice under Federal or state law, which in any way restricts the payment of any amount or benefits which may become due under this Agreement. It is hereby understood and agreed that, upon the occurrence of any of the events described in the foregoing clauses (i), (ii) or (iii), this Agreement shall be deemed terminated and the Employer shall have no further obligation to pay any amounts to the Executive or provide any further benefits to the Executive hereunder.

(b)    Notwithstanding the forgoing, upon the occurrence of the events described in clauses (i), (ii) or (iii) of Section 5(a) above, the Boards of Directors of Unity and the Bank may, by joint resolution of both Boards, waive the termination of this Agreement and elect to maintain this Agreement in full force and effect, subject to the terms, including the term set forth in paragraph 5(a) above, of this Agreement.

Section 3.    Entire Agreement. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, regarding any subject contemplated in this Amendment.

Section 4.    Counterparts. This Amendment may be executed in several counterparts and when at least one counterpart has been fully executed by each party hereto, this Amendment shall become binding on the parties. All or any of such executed counterparts shall be regarded for all purposes as one original and shall constitute but one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile or other electronic transmission (including in “portable document format” or the like) shall constitute effective execution and delivery of this Amendment as to the parties, equivalent to delivery of an “original ink” hard copy counterpart, and may be used as an original Amendment for all purposes.

Section 5.    Agreement to Remain in Full Force and Effect. Except as amended herein, the Agreement will remain in full force and effect, in accordance with its terms.

Section 6    Governing Law. This Amendment shall be construed in accordance with and governed by the substantive laws of the State of New Jersey without reference to conflict of laws principles.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above

UNITY BANK

By: ____/s/ James A. Hughes___________
             Name: James A. Hughes
Title: President & CEO

UNITY BANCORP, INC.

By: ____/s/ James A. Hughes___________
             Name: James A. Hughes
Title: President & CEO

             ________________________________
            , an individual